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                                                                    EXHIBIT 99.c

                                      PROXY
                             CONEXANT SYSTEMS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dwight W. Decker, F. Matthew Rhodes and Dennis
E. O'Reilly, and each of them singly, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be
held on            , 2004, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

To vote in accordance with the Board of Directors' recommendations just sign and date the other side; no boxes need to be checked.

                                    Comments:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            (If you have written in the above space, please mark the
                       "Comments" box on the other side.)

       (Continued, and to be marked, dated and signed, on the other side)

________________________________________________________________________________

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Bring this admission ticket with you to the meeting on            . Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of
         , 2004, the record date.

                                ADMISSION TICKET

                             CONEXANT SYSTEMS, INC.

                         Special Meeting of Stockholders
                                [            ]
                                [            ]
                                 [          ]
                                 [          ]

NON-TRANSFERABLE                                                NON-TRANSFERABLE

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                                   PROXY CARD

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR proposals 1, 2 and 3 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.

Please mark your votes as indicated in this example

[X]

1. Proposal to approve the issuance of Conexant Common Stock in the merger pursuant to the merger agreement.

FOR            AGAINST            ABSTAIN
[ ]              [ ]                [ ]

2.      Proposal to approve amendments to the Conexant Directors Stock Plan.

FOR            AGAINST            ABSTAIN
[ ]              [ ]                [ ]

3. Proposal to approve the assumption and adoption of GlobespanVirata's 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan.

FOR            AGAINST            ABSTAIN
[ ]              [ ]                [ ]

I/We plan to attend the special meeting. (Please detach admittance card below and bring to the meeting.)

[ ]

Comments on other side

[ ]

Signature____________ Signature if held jointly___________ Date: _________, 2004
If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

________________________________________________________________________________
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                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

              Your telephone or Internet vote authorizes the named
            proxies to vote your shares in the same manner as if you
                  marked, signed and returned your proxy card.

                                    Internet
                                 [            ]

              Use the Internet to vote your proxy. Have your proxy
             card in hand when you access the web site. You will be
              prompted to enter your control number, located in the
              box below, to create and submit an electronic ballot.

                                       OR

                                    Telephone
                                  [            ]

              Use any touch-tone telephone to vote your proxy. Have
               your proxy card in hand when you call. You will be
              prompted to enter your control number, located in the
                box below, and then follow the directions given.

                                       OR

                                      Mail
            Mark, sign and date your proxy card and return it in the
                         enclosed postage-paid envelope.

             If you vote your proxy by Internet or by telephone, you
                    do NOT need to mail back your proxy card.

           TO VIEW THE JOINT PROXY STATEMENT/PROSPECTUS ONLINE GO TO:
                                www.conexant.com